Exhibit 23.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report dated August 25, 2010 relating to the June 30, 2010 financial statements of Blue Victory Holdings, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
May 9, 2011